                             STOCK OPTION AGREEMENT

         This Stock Option Agreement ("Agreement"), dated as of August 22, 2000, is made by and between Constellation 3D, Inc., a Florida corporation (the "Company") and Vladimir Schwartz, Chief Technology Officer of the Company (the "Optionee").

         WHEREAS, the Company's Board of Directors has determined that it would be in the best interests of Company to grant the option provided for hereby to Optionee, in consideration for his past, present and future services as an employee of the Company.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and intending to be legally bound, the parties hereto agree as follows:

1. Grant of Option. Optionee is hereby granted an option (the "Option") to purchase One Hundred and Fifty Thousand (150,000) shares of Stock at any time or from time to time, as a whole or in part, from the date of the execution of this Agreement, and Two Hundred and Fifty Thousand (250,000) shares of Stock (collectively, "Option Shares") at any time or from time to time, as a whole or in part, after one year from the date of execution of this Agreement, on the terms and conditions set forth in this Agreement.

2.       Termination of Option. The Option shall terminate on August 22, 2004.

3. Purchase Price. The purchase price of the Option Shares shall be $11.25 per share ("Purchase Price").

4. Method of Exercise. Notice of exercise shall be deemed given when delivered to the Secretary or Treasurer of the Company (the "Exercise Date"). Optionee may exercise the Option only by written notice to the Company stating
(i) that the Option is being exercised, and (ii) the number of Option Shares desired to be purchased, accompanied or followed by cash, wire transfer, check, or money order in an amount equal to the aggregate Purchase Price of the Option shares being purchased (i.e., the number of Option Shares exercised multiplied by the Purchase Price).

5. Transferability of Option. Subject to compliance with applicable federal and state securities laws, this Stock Option Agreement may be transferred by the Optionee with respect to any or all of the Option Shares purchasable hereunder. Upon surrender of this Stock Option Agreement to the Company, together with the assignment hereof, properly endorsed, for transfer of this Stock Option Agreement as an entirety by the Optionee, the Company shall issue a new Stock Option Agreement of the same denomination to the assignee. Upon surrender of this Stock Option Agreement to the Company, together with the assignment hereof properly endorsed, by the Optionee for transfer with respect to a portion of the Option Shares purchasable hereunder, the Company shall issue a new Stock Option Agreement to the assignee, in such denomination as shall be requested by the Optionee hereof, and shall issue in such denomination as shall be requested by the Optionee hereof, and shall issue to such Optionee a new Stock Option Agreement covering the number of Option Shares in respect of which this Stock Option Agreement shall not have been transferred.

6. Change in Number of Shares of Stock. If and to the extent that the number of issued shares of Stock shall be increased or reduced by change in par value, split-up, reclassification, reorganization, merger, distribution of a dividend payable in stock, or the like, the number of shares of Stock subject to this Option Agreement and the Purchase Price may be proportionately adjusted in good faith by the Company's Board of Directors.

7. Rights Prior to Exercise of Option. Optionee shall have no rights as a stockholder with respect to the Option Shares until payment of the Purchase Price and delivery to him of such Stock as herein provided.

8. Agreement Binding. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective next of kin, legatees, administrators, executors, legal representatives, successors, and assigns (including remote, as well as immediate, successors to and assignees of said parties).

9. Severability. In case one or more provisions of this Agreement shall be found to be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be in any way affected or impaired thereby.

10. Entire Agreement. This Agreement contains the entire understanding and agreement between the parties hereto, relating to the subject matter hereof, and cannot be amended, modified or supplemented in any respect, except by subsequent written agreement entered into by all of the parties hereto.

11. Governing Law. This Agreement shall be construed under and governed by the laws of the State of Florida.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date set forth above.

CONSTELLATION 3D, INC.


By:      /s/ Eugene Levich                                 /s/ Vladimir Schwartz
         -------------------                               ---------------------
         Eugene Levich,                                    Vladimir Schwartz
         President